Exhibit 10.10

THIRD AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

BY AND BETWEEN

CONGRESS FINANCIAL CORPORATION (FLORIDA)

AND

DRUGMAX, INC., TOGETHER WITH ITS SUBSIDIARIES,

VALLEY DRUG COMPANY, VALLEY DRUG COMPANY SOUTH,

AND DISCOUNT Rx, INC.

THIS THIRD AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into effective as of June 30, 2004 (the “Effective Date”), by and among DRUGMAX, INC., a Nevada corporation (“Borrower”), (together with its subsidiaries, VALLEY DRUG COMPANY, an Ohio corporation, VALLEY DRUG COMPANY SOUTH, a Louisiana corporation, and DISCOUNT Rx, Inc., a Louisiana corporation, also the “Borrower”), and CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender heretofore entered into that certain Loan and Security Agreement dated effective April 15, 2003 as amended by Amendment No. 1 to Loan and Security Agreement, dated as of August 19, 2003 and Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2004 (as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) pursuant to which Lender agreed to make loans and provide other financial accommodations to Borrower; and

WHEREAS, Borrower has requested certain amendments to the Loan Agreement, including with respect to the EBITDA and Tangible Net Worth financial covenants, and a waiver of certain defaults in respect of such covenants, and Lender is willing to agree to such amendments and waivers, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt whereof is hereby acknowledged, Borrower and Lender agree as follows:

1. Definitions. All capitalized terms contained herein shall have the meanings assigned to them in the Loan Agreement unless the context herein otherwise dictates or unless different meanings are specifically assigned to such terms herein.

2. Amendments. The Loan Agreement is hereby amended as follows:

(a) Section 9.17. Section 9.17 of the Loan Agreement is hereby amended to read in its entirety as follows:

“9.17 Tangible Net Worth. Borrower shall maintain Tangible Net Worth of no less than: (i) $470,000 at all times from June 30, 2004 through and including March 30, 2005, (ii) $1,250,000 at all times from March 31, 2005 through and including March 30, 2006, and (iii) $2,000,000 at all times from March 31, 2006 and thereafter.”

(b) Section 9.18. Section 9.18 of the Loan Agreement is hereby amended to read in its entirety as follows:

“9.18 EBITDA. Borrower shall not, for any period set forth below (each a “Test Period”), permit its cumulative EBITDA to be less than the amount set forth opposite such Test Period:

Test Period	EBITDA
April 1, 2004 through and including June 30, 2004	100,000
July 1, 2004 through and including July 31, 2004	160,000
July 1, 2004 through and including August 31, 2004	325,000
July 1, 2004 through and including September 30, 2004	500,000
July 1, 2004 through and including October 31, 2004	650,000
July 1, 2004 through and including November 30, 2004	825,000
July 1, 2004 through and including December 31, 2004	1,000,000
July 1, 2004 through and including January 31, 2005	1,150,000
July 1, 2004 through and including February 28, 2005	1,300,000
July 1, 2004 through and including March 31, 2005	1,500,000
July 1, 2004 through and including June 30, 2005	1,800,000
October 1, 2004 through and including September 30, 2005	$1,800,000
January 1, 2005 through and including December 31, 2005	2,000,000
April 1, 2005 through and including March 31, 2006 and thereafter	2,000,000

3. Waiver of Events of Default.

(a) Subject to the satisfaction of each of the conditions precedent set forth in Section7 hereof, Lender hereby waives the following Events of Default (collectively, the “Existing Defaults”):

(i) any Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising as a result of the failure of Borrower to comply with the terms of Section 9.17 of the Loan Agreement as of March 31, 2004, through and including June 29, 2004; and

(ii) any Event of Default under Section 10.1(a)(ii) of the Loan Agreement arising as a result of the failure of Borrower to comply with the terms of Section 9.18 of the Loan Agreement with respect to the consecutive twelve-month period ended March 31, 2004.

(b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to in Section 3(a) above or otherwise), other than the Existing Defaults (subject to the terms and conditions set forth in Section 3(a) above). The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

4. Amendment Fee. In consideration of the amendments set forth herein, Borrower shall on the date hereof pay to Lender or Lender may, at its option, charge any account of Borrower maintained by Lender, a fee the amount of $25,000, which shall be fully earned as of the date hereof and shall constitute part of the Obligations, it being understood and agreed that if the transactions contemplated by the Proposal Letter, dated April 5, 2004, between DrugMax, Inc. and Lender (the “Proposal Letter”), shall have been consummated on or before August 31, 2004, $15,000 of such $25,000 amount specified above shall be credited to a reduction in the amendment fee referred to in Section 5(a) of the Proposal Letter.

5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

(a) The failure of Borrower to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

(b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(c) As of the date hereof, no Default or Event of Default has occurred or is continuing (after giving effect to the amendments and waivers set forth in this Amendment).

6. Effect of this Amendment. Except as modified pursuant hereto, no other changes, modifications or waivers to or under the Loan Agreement or the other Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified and confirmed by the parties hereto as of the effective date hereof. This Amendment represents the entire agreement and understanding concerning the subject matter hereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

7. Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions:

(a) Lender shall have received, in form and substance satisfactory to Lender, an original of this Amendment, duly authorized, executed and delivered by Borrower;

(b) Lender shall have received the amendment fee referred to in Section 3 hereof; and

(c) Lender shall have received any and all such further instruments and documents as Lender may require to obtain the full benefits of this Amendment and to protect, preserve and maintain Lender’s rights in the Collateral;

8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Florida without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of Florida.

9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

11. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or reasonably desirable to effectuate the provisions and purposes of this Amendment.

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IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first written above.

BORROWER

DRUGMAX, INC.

By:	/s/ Jugal K. Taneja
Name:	Jugal K. Taneja
Title:	Chairman & CEO

VALLEY DRUG COMPANY

By:	/s/ Ronald J. Patrick
Name:	Ronald J. Patrick
Title:	CFO

VALLEY DRUG COMPANY SOUTH

By:	/s/ William LaGamba
Name:	William LaGamba
Title:	COO

DISCOUNT RX, INC.

By:	/s/ William LaGamba
Name:	William LaGamba
Title:	COO

LENDER

CONGRESS FINANCIAL CORPORATION
(FLORIDA)

By:	/s/ Pat Cloninger
Name:	Pat Cloninger
Title:	Vice President